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                                                                   Exhibit 99.1


NEWS FROM:                          STEWART & STEVENSON
                                    CORPORATE HEADQUARTERS
     [STEWART & STEVENSON LOGO]     P.O. BOX 1637
                                    HOUSTON, TX  77251-1637


                          Client:   Stewart & Stevenson Services, Inc.

                         Contact: David Stewart, Director - Investor Relations Stewart & Stevenson Services, Inc. 713-868-7657
FOR IMMEDIATE RELEASE
                                    Ken Dennard / kdennard@easterly.com
                                    Lisa Elliott / lisae@easterly.com
                                    Easterly Investor Relations
                                    713-529-6600

      STEWART & STEVENSON ANNOUNCES FISCAL FOURTH QUARTER EARNINGS RELEASE AND
                            CONFERENCE CALL SCHEDULE

HOUSTON - MARCH 22, 2002 - Stewart & Stevenson Services, Inc. (NASDAQ: SSSS), today announced plans to release its fiscal fourth quarter and year end 2001 results on Wednesday, March 27, 2002 at 6:00 a.m. eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, March 27 at 11:00 a.m. eastern time.

     What:  Stewart & Stevenson Fiscal Fourth Quarter and Year End Earnings Call

     When:  Wednesday, March 27, 2002 - 11:00 a.m. EST

     How: Live via phone - By dialing 303-262-2175 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time - OR live over the Internet by logging on to one of the web addresses below

     Where: HTTP://www.ssss.com or
            http://www.videonewswire.com/event.asp?id=3891

A telephonic replay of the conference call will be available through Wednesday, April 3, 2002, and may be accessed by dialing 303-590-3010 and using pass code 456990. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com shortly after the call and will be

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accessible for approximately 90 days. For more information, please contact Karen
Roan at Easterly Investor Relations at 713-529-6600 or email karen@easterly.com.

      Founded in 1902, Stewart & Stevenson Services, Inc. is a billion-dollar company that manufactures, distributes, and provides solutions and services for a wide range of industrial products and diesel and natural gas-powered equipment to key industries worldwide: petroleum, power generation, defense, airline, marine, transportation and the military. For more information on Stewart & Stevenson visit www.ssss.com.


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